UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way East Aurora, New York		14052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 30, 2012, Astronics Corporation (the “Company”) acquired 100% of the stock of privately-held Max-Viz, Inc. (“Max-Viz”), a market-leading developer and designer of Enhanced Vision Systems (EVS) for fixed and rotary wing aircraft through both OEM and aftermarket channels in the general aviation, commercial and military aerospace markets for $10 million in cash. Additional purchase consideration of up to $8.0 million may be paid by Astronics if Max-Viz achieves certain revenue targets in 2013, 2014 and 2015. The Acquisition was consummated on July 30, 2012.

The Agreement and Plan of Merger has been provided solely to inform the Company’s shareholders and investors of its terms. The representations, warranties and covenants contained in the Agreement and Plan of Merger were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and Plan of Merger and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and Plan of Merger, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Agreement and Plan of Merger and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Max-Viz or any of their respective subsidiaries or affiliates.

The foregoing summary of the Agreement and Plan of Merger, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement and Plan of Merger, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On July 31, 2012, the Company issued a press release announcing the transaction. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated as of July 30, 2012 by and among Astronics Corporation, MV Acquisition Corp., Max-Viz Inc.

99.1	Press Release of Astronics Corporation dated July 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date: July 31, 2012	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated as of July 30, 2012 by and among Astronics Corporation, MV Acquisition Corp., Max-Viz Inc.

99.1	Press Release of Astronics Corporation dated July 31, 2012